UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 4, 2024

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
A.S. Cooper Building, 4th Floor, 26 Reid Street
Hamilton, Bermuda                                            HM 11
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 4, 2024, Enstar (US), Inc., a wholly-owned subsidiary of Enstar Group Limited (the "Company") entered into an amendment (the "Employment Agreement Amendment") to the existing employment agreement between Paul Brockman and Enstar (US), Inc., dated as of January 8, 2018, as amended on March 21, 2023. Concurrent with the Employment Agreement Amendment, Enstar (EU) Limited, also a wholly owned subsidiary of the Company, entered into an employment agreement with Mr. Brockman (the "Enstar (EU) Employment Agreement" and, together with the Employment Agreement Amendment, the "Employment Agreements"). The Employment Agreements were entered into in connection with Mr. Brockman's appointment to the position of Interim Chief Executive Officer of Enstar (EU) Limited. In addition to his new role as Interim Chief Executive Officer of Enstar (EU) Limited, Mr. Brockman continues to serve as the Company's Chief Operating Officer, a position he has held since March 2023. Mr. Brockman no longer serves as the Company’s Chief Claims Officer, a position he held since September 2020.
Under the terms of the Employment Agreements, Mr. Brockman's salary will be borne equally by Enstar (US), Inc. and Enstar (EU) Limited, and Enstar (EU) Limited will make tax equalization payments to Mr. Brockman so that the after-tax compensation for his service in the United Kingdom will be the same as if he had continued to serve the Company from the United States. The Employment Agreements do not otherwise change Mr. Brockman's currently effective annual base salary or target compensation under the Company's long-term equity compensation and annual incentive compensation programs. Except as set forth in the Employment Agreements, all other terms and conditions of Mr. Brockman's existing employment agreement remain in full force and effect.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

April 10, 2024	By:	/s/ Audrey B. Taranto
Audrey B. Taranto
General Counsel and Corporate Secretary